Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-267942 and 333-274567) and Form F-3 (No 333-272916) of our report dated April 23, 2024, relating to the consolidated financial statements of SAI.TECH Global Corp, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in the Registration Statements.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

April 23, 2024